Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 17 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 22, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of the OFFITBANK High Yield Fund, OFFITBANK Emerging Markets Fund, OFFITBANK Latin America Equity Fund, OFFITBANK U.S. Government Securities Fund, OFFITBANK Mortgage Securities Fund, OFFITBANK California Municipal Fund, OFFITBANK New York Municipal Fund and OFFITBANK National Municipal Fund (each continuing a portfolio of The OFFITBANK Investment Fund, Inc.) which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Information" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
April 29, 1999